Exhibit 99.1
PowerSecure Reports Fourth Quarter Results
Revenues Up 14%, Record Gross Margin Up 3 Percentage Points, and E.P.S. Up 80% over Prior Year
Wake Forest, N.C. — March 11, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today reported strong revenue and profit results for its fourth quarter of 2009. Fourth quarter revenues were $30.0 million, increasing 13.7% compared to the fourth quarter of 2008, and diluted earnings per share (“E.P.S.”) were $0.09, increasing 80.0% compared to the fourth quarter of 2008. Additionally, the Company’s fourth quarter gross margin was 37.2%, 3.1 percentage points higher than the fourth quarter of 2008, and an all-time high for any quarter in the Company’s history. The Company’s revenue backlog stands at $120 million (revenue expected to be recognized after December 31, 2009), compared to a backlog of $90 million reported in conjunction with its third quarter earnings results on November 5, 2009.
The Company’s strong fourth quarter year-over-year revenue and profit increases were driven by increases in the Company’s Energy Efficiency business, including a six-fold year-over-year increase in EfficientLights product revenues, and increases in Utility Infrastructure revenues. These increases were partially offset by decreases in revenues in its Interactive Distributed Generation and Southern Flow businesses. The Company’s record fourth quarter gross margin of 37.2% continued the consistent positive results in this statistic, as gross margin increased sequentially in each successive quarter of 2009. The Company’s sequential and year-over-year gross margin gains are driven by a combination of a favorable mix of projects period-to-period, and favorable cost of sales resulting from a focus on project cost management.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased to finish 2009 on such a strong note. The PowerSecure team delivered improving results with each successive quarter in 2009. These terrific fourth quarter results, combined with our strong start to 2010 sales and our resulting $120 million of revenue backlog, puts us in a great position for 2010. We are seeing signs of an improving economy and increasing business investment, and these factors combine to make us optimistic about the upcoming year.”
Mr. Hinton continued, “We are very excited about the strategic positions each of our businesses has in the marketplace, the strong value they deliver our utility partners and business customers, and their growth opportunities and promise. We will continue to look for opportunities to develop new business lines and technologies to bring to market to complement our existing portfolio of products and services — with a focus on areas that we believe will enhance and sustain our growth well into the future.”
For the fourth quarter of 2009, the Company’s Energy and Smart Grid Solutions segment revenues were $26.0 million, increasing $4.8 million, or 22.9% compared to the fourth quarter of 2008. This segment includes the strategic business areas of Interactive Distributed Generation, Energy Efficiency, and Utility Infrastructure. These three business areas realized the following revenue variances in the fourth quarter of 2009 as compared to the fourth quarter of 2008 (“year-over-year” variances) and the third quarter of 2009 (“sequential” variances):

1)	Interactive Distributed Generation: On a year-over-year basis, Interactive Distributed Generation revenues were 11% lower than the fourth quarter of 2008. On a sequential basis, Interactive Distributed Generation revenues increased 27% compared to the third quarter of 2009.

2)	Energy Efficiency: On a year-over-year basis, Energy Efficiency revenues increased 303% compared to the fourth quarter of 2008. This was driven by growth in the Company’s EfficientLights LED lighting product, which posted revenues of $7.0 million, increasing 644% over the prior year period. On a sequential basis, Energy Efficiency revenues were down 18%, as expected, reflecting a lower number of EfficientLights installations due to lower levels of in-store refurbishing activity traditionally performed by retailers during the holiday season.

3)	Utility Infrastructure: On a year-over-year basis, Utility Infrastructure revenues increased 31% compared to the fourth quarter of 2008. On a sequential basis, Utility Infrastructure revenues increased 23% compared to the third quarter of 2009.
For the fourth quarter of 2009, the Company’s Energy Services segment realized a 23% year-over-year decrease in revenues from its Southern Flow business. On a sequential basis, Southern Flow revenues were down 3% from the third quarter of 2009. Southern Flow’s revenues were negatively impacted by low natural gas prices and their negative effect on industry production and investment. The Company’s WaterSecure business posted pre-tax income of $1.0 million, up 76% on a year-over-year basis, and up 87% on a sequential basis compared to the third quarter of 2009. These WaterSecure results were positively impacted by increases in oil prices, partially offset by the negative effects of low natural gas prices on industry production and investment.
Fourth quarter 2009 operating expenses were $9.4 million, up 11% on a year-over-year basis, and up 16% on a sequential basis compared to the third quarter of 2009. These increases were primarily due to increases in compensation expense, increases in selling expense due to higher revenues, and increases in depreciation from capital deployed to support the Company’s growing recurring revenue business. Additionally, the Company’s operating expenses reflect continuing investments in operating infrastructure, including personnel, vehicles and facilities, to support business growth and new product development activities.
The Company’s fourth quarter ending cash balance was $20.2 million, and its $50 million revolving credit facility remained undrawn.
For the full year 2009, revenue was $102.5 million, operating income was $3.1 million, net income was $2.8 million, and diluted E.P.S. was $0.16 per share.
As of the date of this press release, the Company’s revenue backlog expected to be recognized after December 31, 2009 is $120 million. This includes revenue included in new business announcements made by the Company on January 25 and February 25, 2010, and is $30 million more than the $90 million of revenue backlog reported with the Company’s third quarter earnings release (issued on November 5, 2009). The Company’s revenue backlog and the estimated timing of revenue recognition is outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:

Revenue Backlog to be recognized after December 31, 2009

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$48 Million	1Q10 through 3Q10
Project-based Revenue — Long term	$20 Million	4Q10 through 2011
Recurring Revenue	$52 Million	1Q10 through 2019

Revenue Backlog to be recognized after December 31, 2009	$120 Million

Note:	Revenue and primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the Company’s Southern Flow business, engineering fees, and certain monitoring and maintenance revenue, among others. Numbers may not add due to rounding.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its fourth quarter 2009 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-679-8035 (or 617-213-4848 if dialing internationally), and providing pass code 85691961. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on April 9, 2010. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 96663268. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. The Company’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. The Company also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information about the Company is available at www.powersecure.com.
This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Revenue	29,964	26,356	102,540	135,440
Cost of sales	18,820	17,379	67,015	91,731

Gross Profit	11,144	8,977	35,525	43,709

Operating expenses
General and administrative	7,540	7,019	26,051	29,021
Selling, marketing, and service	1,167	882	3,964	5,348
Depreciation and amortization	658	503	2,420	2,031

Total operating expenses	9,365	8,404	32,435	36,400

Operating income (loss)	1,779	573	3,090	7,309

Other income (expense)
Equity income	860	460	2,167	3,490
Management fees	138	106	447	556
Interest income and other income	34	56	161	490
Interest expense	(144)	(130)	(607)	(287)

Income (loss) before income taxes	2,667	1,065	5,258	11,558
Income tax benefit (provision)	(480)	(137)	(953)	(823)

Income (loss) from continuing operations	2,187	928	4,305	10,735
Income (loss) on discontinued operations	0	0	0	(77)

Net income (loss)	2,187	928	4,305	10,658
Less: Net income attributable to noncontrolling interest	598	0	1,512	0

Net income (loss) attributable to PowerSecure International, Inc.	1,589	928	2,793	10,658

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Income (loss) from continuing operations:
Basic	0.09	0.05	0.16	0.63

Diluted	0.09	0.05	0.16	0.62

Net Income (loss):
Basic	0.09	0.05	0.16	0.63

Diluted	0.09	0.05	0.16	0.62

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,232	17,065	17,177	16,978

Diluted	17,701	17,065	17,343	17,284

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	December 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	20,169	24,316
Trade receivables, net of allowance for doubtful accounts	28,332	25,215
Inventories	21,632	19,713
Deferred income taxes	2,713	2,919
Prepaid expenses and other current assets	1,300	1,680

Total Current Assets	74,146	73,843

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	22,252	20,297
Furniture and fixtures	671	650
Land, building, and improvements	4,802	4,674

Total property, plant, and equipment at cost	27,725	25,621
Less accumulated depreciation and amortization	5,413	3,739

Property, plant, and equipment, net	22,312	21,882

OTHER ASSETS:
Goodwill	7,256	7,256
Restricted annuity contract	2,220	2,133
Intangible rights and capitalized software, net of accum amort	1,320	1,276
Investment in unconsolidated affiliate	3,974	4,106
Other assets	249	338

Total other assets	15,019	15,109

TOTAL ASSETS	111,477	110,834

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	4,116	5,817
Accrued and other liabilities	20,379	23,147
Restructuring charges payable	325	1,349
Current income taxes payable	0	181
Current unrecognized tax benefit	327	79
Capital lease obligations	756	716

Total current liabilites	25,903	31,289

LONG-TERM LIABILITIES
Revolving Line of Credit	0	0
Capital lease obligations	4,445	5,201
Unrecognized tax benefit	1,169	790
Deferred Compensation	721	388
Restructuring Charges	0	355

Total long-term liabilites	6,335	6,734

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	172	171
Additional paid-in-capital	110,911	108,384
Accumulated deficit	(32,951)	(35,744)

Total PowerSecure International, Inc. stockholders’ equity	78,132	72,811
Noncontrolling Interest	1,107	0

Total stockholders’ equity	79,239	72,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	111,477	110,834

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Twelve Months Ended
	December 31,	December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to PowerSecure Internatonal, Inc.	2,793	10,658
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,420	2,031
Stock compensation expense	2,171	2,647
Noncontrolling interest — earnings	1,512	0
Noncontrolling interest — distribution to minority member	(405)	0
Deferred income taxes	206	(390)
Loss on disposal of miscellaneous assets	27	209
Equity in income of unconsolidated affiliate	(2,167)	(3,490)
Distributions from unconsolidated affiliate	2,224	3,678
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	(3,116)	11,538
Inventories	(1,592)	1,361
Other current assets and liabilities	198	(30)
Net assets of discontinued operations held for sale	0	1,699
Other noncurrent assets	89	(180)
Accounts payable	(1,701)	(5,505)
Restructuring charges	(1,379)	(4,027)
Accrued and other liabilities	(2,767)	(12,063)
Unrecognized Tax Benefits	627	110
Deferred compensation obligation	333	333
Restricted annuity contract	(87)	(132)

Net cash provided by (used in) operating activities	(614)	8,447

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(2,440)	(18,032)
Additions to intangible rights and software development	(551)	(281)
Investment in unconsolidated affiliate	0	(710)
Acquisitions, net of cash acquired	(800)	0
Proceeds from sale of property, plant and equipment	12	6

Net cash provided by (used in) investing activities	(3,779)	(19,017)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	0	0
Proceeds from sale-leaseback transactions	605	5,912
Payments on capital lease obligations	(716)	(2)
Proceeds from term loan	0	2,584
Principal payments on term loan	0	(2,584)
Proceeds from stock option and warrant exercises, net of shares tendered	357	266
Payments on preferred stock redemptions	0	0

Net cash provided by (used in) financing activities	246	6,176

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,147)	(4,394)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,316	28,710

CASH AND CASH EQUIVALENTS AT END OF PERIOD	20,169	24,316

# # #